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                                                                EXHIBIT 10.8


                                LEASE AGREEMENT

     This LEASE AGREEMENT by and between MID-MICHIGAN REGIONAL MEDICAL CENTER-CLARE, a non-profit corporation formed under the laws of the State of Michigan (hereinafter "Lessor"), and UNIVERSAL STANDARD MEDICAL LABORATORIES, INC, a Michigan Corporation, of 101 West Seventh Street, Clare, Michigan (hereinafter "Lessee").

1.    DESCRIPTION

      The Lessor, in consideration of the rent to be paid and the covenants to be performed by Lessee, does hereby lease to the Lessee the following described property:

      The entire lower level and part of the first floor (approximately 6,071 total square feet), of the building located on Lot 6 and the North One-half of Lot 7, Block 9, PLAT OF THE VILLAGE OF CLARE, Clare County, Michigan, as recorded in Liber 1 of Plats on Page 2, Clare County, Michigan Public Records, more commonly known as Clare Medical Building, Seventh Street, Clare, Michigan 48617.

      The premises referred to above shall be hereinafter referred to as the "leased premises" or the "demised premises".

2.    TERM

      The term of this Lease shall be for thirty-six (36) months, commencing on the first (1st) day of January, 1996 and continuing until the thirty-first (31st) day of December, 1998, which term shall be identified as the "primary lease term".

      In the event that either party defaults in the performance of any of the covenants, terms, conditions or provisions of this Lease, and the defaulting party shall fail to substantially cure any such default within thirty (30) days after receipt of written notice of particular default, the non-defaulting party shall have the right to terminate this Lease upon one hundred eight (180) days written notice to the defaulting party of intent to terminate due to uncured default.

      In the event that the Laboratory Services Agreement in effect between the parties (effective date January 1, 1996) is terminated for any reason, this Lease shall terminate immediately upon the effective date of termination of the Laboratory Services Agreement.


3.    RENT

      The Lessee shall pay as rental for the leased premises the sum of Five Thousand Nine Hundred ($5,900) Dollars per month, during the first year of the lease term. The rent provided for in this Lease shall be reviewed annually and shall be subject to adjustment as of each anniversary of the lease term. To the extent that the costs of required operating expenses and real estate taxes actually incurred by Lessor solely with respect


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      to the building in which the leased premises is located increase over the amount of such costs for the previous twelve-month period, the rent provided for in this Lease shall be increased by the amount of the Lessee's pro rata portion of such increased costs based upon the proportion of the square footage of the leased premises in relation to the total square footage of the building. Payment shall be made monthly, same being due and payable on the first (1st) day of each month. Rent payment includes pro rata components for general utilities, taxes, maintenance and housekeeping.

4.    USE OF PREMISES

      The premises shall be used for the following purposes: Medical Analytical Laboratory. Other lawful purposes will only be permitted by prior written consent of Lessor.

5.    SUBLEASING

      Lessee shall be allowed to sublease the leased premises only with the prior written consent of the Lessor, which approval shall not be unreasonably withheld. Lessee shall continue to remain liable for payment of rental and performance of the covenants contained in this Lease, notwithstanding such subleasing.

6.    COVENANTS OF LESSEE

      The Lessee covenants and agrees with the Lessor that the Lessee will:

      a. PAY RENT AND SECURITY DEPOSIT - Pay said rent and security deposit amounts at the times and place and in the manner aforesaid.
      b. DUE CARE - Use and occupy said premises in a careful and proper manner and not to permit any activity considered extra hazardous on account of fire.
      c.   WASTE - Not to commit any waste therein.
      d. LAWFUL PURPOSE - Not to use or occupy said premises for any unlawful purposes.
      e. CONFORM TO LAW - Conform to and obey all present and future laws and ordinances, all rules, regulations, requirements and orders of all governmental authorities or agencies.
      f. SURRENDER - Leave the premises at the expiration or prior to termination of this Lease or any renewal or extension hereof in as good condition as received, excepting negligence or default of the Lessor or Lessor's agents or employees and excepting reasonable use and wear thereof and damage by the elements.
      g. INSPECTION - Permit the Lessor and Health Department to enter upon the premises during normal business hours to examine the condition of the same.
      h. INDEMNITY FOR LESSEE NEGLIGENCE - Indemnify and save Lessor harmless from and against any loss, damage and liability occasioned by, growing out of, or arising or resulting from any default hereunder, or any tortious or negligent act on the part of the Lessee, Lessee's agents or employees.
      i. PAY UTILITIES - Pay all and any telephone charges for installation, hook-up, access, monthly service and long distance charges utilized by Lessee.
      j. PUBLIC LIABILITY AND PROPERTY DAMAGE INSURANCE - Indemnify and save the Lessor harmless from and against all liability or alleged liability for personal

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           injury or property damage arising in any way out of Lessee's use or occupancy of the premises. Lessee shall provide a policy of comprehensive public liability insurance with injury limits of not less than one million dollars ($1,000,000) aggregate and property damage coverage of not less than one hundred thousand dollars ($100,000) aggregate. Lessor shall be a named insured under such policies and proof of such insurance shall be furnished to the Lessor upon request, but in any event on an annual basis with each renewal.
      k. CONTENTS INSURANCE - Lessee acknowledges that its furnishings, fixtures and equipment on the leased premises are there at the right of the Lessee and are not covered by Lessor's insurance. To that end, Lessee is advised to obtain contents insurance to insure against loss or damage of Lessee's personal property.
      l. MAINTENANCE - Repair at its own expense any damage to the leased premises caused by the negligent or willful acts of Lessee, its agents, employees or invitees.
      m. INDEMNITY FOR TAXES AND CONTRACTUAL OBLIGATIONS - Indemnify and save Lessor harmless from and against any loss, damage and liability occasioned by, growing out of, or arising or resulting from any failure on the part of Lessee to pay when and as due any taxes assessed to Lessee by any governmental authority, any permit or license fees required to be paid when due, or any contractual obligations entered into by Lessee.
      n. LATE FEE - Pay a twenty dollar ($20) late fee for any rental payment which is received by the Lessor after the tenth (10th) day of the month.

7.    COVENANTS OF LESSOR

      Lessor on its part, covenants and agrees:

      a. CONDITION AND MAINTENANCE OF PREMISES - That the following are in good condition, operating properly and will be maintained and repaired as necessary and in compliance with all state and local laws: roof, electrical service, smoke detectors, fire extinguishers, plumbing, heating, water service, septic system, outdoor lighting, foundations and outside walls.

      b. MAINTENANCE OF PREMISES - To perform repairs and maintenance on the portions of the leased premise which are the responsibility of the Lessor within a reasonable time after receipt of notice from Lessee.

      c. INDEMNIFY FOR LESSOR NEGLIGENCE - To indemnify and save harmless the Lessee from and against any loss, damage and liability occasioned by, growing out of, or arising or resulting from any default of Lessor hereunder, or any tortious or negligent act on the part of the Lessor's agents or employees.

      d. PEACEFUL ENJOYMENT - That the Lessee, on payment of all the aforesaid installments and performing all the covenants aforesaid shall and may peacefully and quietly have, hold and enjoy the said demised premises for the term aforesaid.



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      e.   INSURANCE - Lessor will maintain insurance coverage against fire and other standard perils for the building and those contents not covered by Universal Standard Medical Laboratories in Item 6(k) above.

8.    ALTERATIONS

      Upon prior approval of the Lessor, the Lessee, at its own expense, may make from time to time any nonstructural changes, alterations, additions and improvements, in, on, to and about the premises which it may deem necessary or suitable for the conduct of its business therein, and it shall pay all costs for permits, fees and inspections levied by public authorities during its occupancy for said changes, alterations, additions or improvements. All such work shall be done in a good and workmanlike manner, without impairing the structural soundness or lessening the value of the building which is part of the demised premises. All such work shall be done in accordance with all applicable laws, ordinances, rules, regulations and requirements of all governmental bodies and officers having jurisdiction over such work, and before such work is commenced, all required permits and authorizations will be obtained by the Lessee. The Lessor, without expense to itself, shall cooperate with the Lessee in securing such required permits and authorizations.

9.    SIGNS

      Lessee may not install a sign on the premises to advise the public of its business without the prior written consent of the Lessor. Any such sign, which is approved by the Lessor, shall be consistent with local City ordinances and shall be attractive and compatible with the premises.

10.   UNTENABILITY

      If during the term hereof, the leased premises or any part thereof shall be rendered untenable by public authority, or by fire or the elements, or other casualty (except if such damage by fire or other casualty is the result of negligence on the part of Lessee or Lessee's employees or agents), a proportionate part of the rent herein reserved, according to the extent of such untenability, shall be abated and suspended until the premises are made tenable and restored to their former condition by the Lessor; and if the premises or a substantial part thereof are thereby rendered untenable and so remain for a period of ninety (90) days, the Lessee may at its option, terminate this Lease by written notice to the Lessor. If the premises are rendered untenable by a public authority and damages are awarded, the Lessor shall not be entitled to any portion of the award made to the Lessee.

11.   REMOVAL OF LESSEE'S FIXTURES

      Fixtures and/or equipment installed in the demised premises by the Lessee may be removed by Lessee at the expiration of the Lease, provided the premises are reasonably restored by Lessee and all damages caused by such removal are repaired at no expense to the Lessor.



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12.   LESSEE DEFAULT

      If the Lessee shall at any time be in default in the payment of the rent herein reserved, or in the performance of any of the covenants, terms, conditions, or provisions of this Lease, and the Lessee shall fail to remedy such defaults within thirty (30) days after receipt of written notice from the Lessor, or if the Lessee shall be adjudged bankrupt or shall make an assignment for the benefit of creditors or if a receiver of any property of the Lessee in or upon said premises shall be sold under execution or other legal process, it shall be lawful for the Lessor to enter upon the said premises and again have, repossess and enjoy the same without prejudice to the right of Lessor to recover from Lessee all damages, unpaid rental and costs of entry and reletting occasioned by Lessee's default, including reasonable attorney fees. In case of any such default and entry by Lessor, said Lessor may relet said premises or any part thereof for the account of Lessee, for such term and at such rental and upon such other terms and conditions as Lessor in its own discretion may deem advisable. Rentals received from such reletting shall be applied; first, to the payment of any indebtedness, other than rent, owing by Lessee; second, to the payment of rent due and unpaid hereunder; and third, to the payment of such cost of such reletting. Should such rentals received from such reletting be less than that agreed to be paid by Lessee hereunder, the Lessee shall pay such deficiency to Lessor.

13.   LESSOR DEFAULT

      If the Lessor fails to cure any default in the observance or performance of any term or covenant required to be performed by it under this Lease or if the Lessor fails to cure any default in any payment of any bona fide and noncontested mortgage, property assessment, or mechanic's lien, which default would adversely affect the Lessor's good title to the said premises, the Lessee (after not less than thirty days written notice to the Lessor of such default), may, but shall not be obligated to, remedy such default and in connection therewith may pay such mortgage, property assessment or mechanic's lien and employ counsel, provided however, that the Lessee shall have the right to remedy such default without notice in the event of an emergency. All sums expended or obligations incurred by the Lessee in connection therewith shall be immediately reimbursed by the Lessor to the Lessee upon written demand, and if the Lessor fails to reimburse the Lessee within ten (10) days of the sending of such demand to the Lessor, the Lessee may, in addition to any other right or remedy that the Lessee may have and without further notice to the Lessor deduct such amount from subsequent installments of basic rent or additional rent which may from time to time thereafter become due to the Lessor.

14.   LESSOR/LESSEE INDEMNITY EXPENSES

      Lessee will pay to the Lessor on demand all reasonable costs and expenses incurred by the Lessor in enforcing any of the covenants herein contained, in remedying any breach by the lessee, or in connection with any litigation by or against the Lessor (other than condemnation proceedings) to which the Lessee, without any fault on its part, shall be made a party.

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15.   SUCCESSORS

      This Lease and all the covenants, provisions, and conditions herein contained shall inure to the benefit of and be binding upon the respective heirs, successors, representatives and assigns of the parties hereto.

16.   NOTICES

      Any notices required or permitted to be given under this agreement shall be in writing and may be personally delivered or sent by certified mail to the address of the Lessor or the Lessee set forth above as the case may be.

17.   ENTIRE AGREEMENT

      This instrument contains the entire agreement of the parties hereto and may not be changed orally but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

18.   MARGINAL TITLES

      The marginal titles herein are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent, or in any way affect this Lease.

19.   SEVERABILITY

      The provisions of this Lease are severable. In the event that any provisions contained herein are declared invalid by a court of competent jurisdiction, the remaining provisions shall be held in full force and effect.

20.   AUTHORITY OF PARTIES

      Each party to this Lease hereby represents and warrants that if it is executing this Lease as a corporation, this Lease is executed with full and proper corporate authority and that the corporate officers whose names appear hereon are duly authorized and empowered to make and execute this Lease in the name of the corporation by appropriate and legal resolution of the board of directors of said corporation.

21.   WAIVER OF SUBROGATION

      Lessor and Lessee agree that, in the event of loss due to any of the perils for which they have agreed to provide insurance, each party shall look solely to is insurance for recovery. Lessor and Lessee hereby grant to each other, on behalf of any insurer providing insurance to either of them with respect to the demised premises, a waiver of any right of subrogation which any insurer of one party may acquire against the other by virtue of payment of any loss under such insurance. It is understood and agreed

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      that insurance coverage furnished by either Lessor or Lessee shall not be diminished by the terms of this paragraph.

      IN WITNESS WHEREOF, the parties hereto have set their hands and seals this
[      ] day of March, 1996.
 ------

WITNESS:                        LESSOR:

                                MidMichigan Regional Medical Center-Clare
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    [ NONE ]                    By /s/ Lawrence F. Barco
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                                Lawrence F. Barco, President

                                Universal Standard Medical Laboratories
- -------------------------------

                                By Lou Gorga
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                                Vice President of Operations, USML

                                By Michael P. Risko
                                ---------------------------------
                                Secretary, USML







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